Exhibit 99.1

Stanley Black & Decker Reports 1Q 2015 Results

New Britain, Connecticut, April 23, 2015 … Stanley Black & Decker (NYSE: SWK) today announced first quarter 2015 financial results.

•	1Q’15 Revenues Increased 1% To $2.6 Billion; Robust Organic Growth Of 8% Mostly Offset By 7% Currency Impact

•	1Q’15 Operating Margin Expanded 120 Basis Points To 13.3% Despite $50 Million Of Currency Headwinds

•	1Q’15 Diluted GAAP EPS Was $1.07 Consistent With 1Q’14 As Strong Operational Performance Was Offset By Higher Planned Restructuring Charges And A Higher Tax Rate

•	Executed Actions That Reduced Share Count By Approximately 8 Million Shares During The Quarter

•	Reiterating 2015 Full Year GAAP EPS Guidance Range Of $5.65 To $5.85, Up 5% To 9%, Despite $60 To $70 Million ($0.30 To $0.35 Per Share) In New, Incremental Foreign Currency OM Pressure

•	Year Over Year Currency-Related EPS Headwinds Included In Full Year Guidance Now Total $1.00 To $1.10 (19% To 20% Of Prior Year EPS)

•	2015 Free Cash Flow Still Expected To Be At Least $1.0 Billion

1Q’15 Key Points:

•	Net sales for the period were $2.6 billion, up 1% versus prior year, as positive volume (+7%) and price (+1%) were substantially offset by currency (-7%).

•
Gross margin rate for the quarter was 37.0%, up 50 basis points from the prior year rate of 36.5% as a result of favorable volume, price, productivity and cost actions which more than offset unfavorable currency.

•	SG&A expenses were 23.7% of sales compared to 24.5% in 1Q’14 reflecting volume leverage and cost control.

•	Operating margin rate was 13.3% up 120 basis points from 1Q’14, reflecting actions to improve profitability and generate operating leverage which more than offset unfavorable currency.

Exhibit 99.1

•	Restructuring charges for the quarter were $24.9 million compared to a restructuring credit of $3.7 million in 1Q’14.

•	Tax rate was 25.0%, slightly higher than anticipated and 300 basis points higher than last year’s rate due to the timing of certain tax benefits and earnings mix.

•	Average diluted shares outstanding for the quarter were 156.5 million versus 160.0 million in 4Q’14 and 159.0 million a year ago, reflecting the impact of our share repurchase program.

•
Working capital turns for the quarter were 6.6, up 0.6 turns from 1Q’14. Free cash flow for the quarter, in line with normal seasonality, was an outflow of $243 million versus an outflow of $210 million for 1Q’14.

Stanley Black & Decker’s Chairman and CEO, John F. Lundgren, commented, “As we entered 2015, our annual objectives remained focused on delivering solid organic growth, meaningful operating leverage and strong free cash flow coupled with capital allocation actions designed to drive sustainable value for shareholders. We posted strong organic growth and operating leverage in our Tools & Storage and Engineered Fastening businesses in the face of a challenging currency environment, and continued to execute on our plan to improve operating performance in Security. Our long-term strategy and financial objectives remain intact, and we are well-positioned to meet our commitments for the balance of the year despite intensified currency headwinds and a continued volatile macro environment.”

1Q’15 Segment Results

($ in M)	1Q’15 Segment Results
	Sales	Profit	Profit Rate

Tools & Storage	$1,632	$256.8	15.7%

Security	$510	$54.8	10.8%

Industrial	$488	$74.7	15.3%

Exhibit 99.1

•
Tools & Storage net sales increased 3% versus 1Q’14 as volume (+9%) and price (+1%), were partially offset by currency (-7%). Organic growth was particularly strong in North America (+15%) and Europe (+9%). North America continued to benefit from healthy underlying tool demand across the construction and industrial channels as well as share gains from new products and brand extensions aided by strong execution at the customer level. Europe’s trend of strong organic growth continued as new products, an expanded retail footprint and solid commercial momentum continued to generate share gains in many markets, in spite of a challenged overall economic recovery. Emerging markets organic growth was relatively flat, as strong growth from mid-price point product launches and pricing actions, most notably in Latin America, offset steep declines in Russia and softness in China. Overall segment profit rate was 15.7%, up from the 1Q’14 rate of 13.5%, as volume leverage, price, productivity and cost management more than offset currency pressures.

•
Security net sales decreased 6% versus 1Q’14 as organic growth of 2% driven by volume (+1%) and price (+1%), was significantly impacted by currency (-8%). Organic growth within North America and emerging markets (“NA & EM”) of 2% resulted from strong automatic doors revenues and improved performance in the NA commercial locks business which returned to growth after five quarters of organic declines. Europe’s organic growth rate was 1%, the second consecutive quarter of flat or positive organic growth, led by higher installation revenues. Europe order rates were up 3% for the quarter with attrition remaining within the target range of 10-12%.

Overall Security segment profit rate was 10.8%, a 110 basis point increase from the 1Q’14 rate of 9.7%. The year-over-year improvement in the rate was due primarily to improved performance within Europe.

•
Industrial net sales decreased 2% versus 1Q’14 as volume (+6%) was more than offset by currency (-8%). Engineered Fastening achieved double digit organic growth (+12%) driven by strong global automotive and electronics revenues. Infrastructure organic revenues declined 15% due to decreasing Oil & Gas revenues from delayed or suspended pipeline construction activity offset by modest growth within Hydraulic Tools. Overall Industrial segment profit rate was 15.3%, consistent with the prior quarter but down from the 1Q’14 rate of 17.4%, as lower Oil & Gas volumes and currency more than offset favorable volume leverage from Engineered Fastening, productivity gains and cost control.

Exhibit 99.1

President and Chief Operating Officer, James M. Loree, commented, “The first quarter of 2015 represented another strong quarter of organic growth and margin expansion for Stanley Black & Decker. The formation of our new Tools & Storage platform is proceeding as planned, with the larger and stronger business poised for long-term profitable growth. Our Engineered Fastening business maintained its impressive performance during the quarter and while emerging markets remain challenging, we continue to be optimistic about our ability to generate above market growth in these regions due to our prior investments in support of our mid-price point product launches.

“Security continues to perform to expectations, delivering positive organic revenue growth and an expanded operating margin rate versus the prior year. Our plans to exit Europe’s Spain and Italy operations are proceeding on track, and this action, as well as the other global organizational and operational enhancements we have made, give us confidence in our ability to show both top and bottom line improvement as planned within Security during 2015.”

Updated 2015 Outlook

Donald Allan Jr., Senior Vice President and CFO, commented, “We are maintaining our 2015 EPS outlook of $5.65 - $5.85 on a GAAP basis (including $50 million or $0.25 EPS, in restructuring charges) and our free cash flow outlook of at least $1 billion. Our current 2015 EPS outlook reflects the strong first quarter performance and improved organic growth outlook, which combined with an acceleration of planned share repurchases, are expected to offset the impact of the significant weakening of various foreign currencies versus the U.S. dollar. Specific to shares, since the beginning of the fourth quarter of 2014 we have reduced our share count by the equivalent of ~$900 million of shares utilizing $326 million of cash as well as equity derivatives, putting us well on our way to completing our share repurchase plan announced in late 2013. We are clearly encouraged by our first quarter performance despite difficult currency conditions and remain confident that 2015 will be another step forward in achieving our long-term financial objectives.”

Exhibit 99.1

The Company will host a conference call with investors today, April 23, at 8:00am ET. A slide presentation which will accompany the call will be available at www.stanleyblackanddecker.com and will remain available after the call.

You can also access the slides via the Stanley Black & Decker Investor Relations iPad & iPhone app from the Apple App Store by searching for “SWK Investor Relations”.

The call will be accessible by telephone at 1 (800) 708-4540, from outside the U.S. at +1 (847) 619-6397, and via the Internet at www.stanleyblackanddecker.com. To participate, please register on the web site at least fifteen minutes prior to the call and download and install any necessary audio software. Please use the conference identification number 3935-9357. A replay will also be available two hours after the call and can be accessed at 1 (888) 843-7419 or +1 (630) 652-3042 using the passcode 3935-9357#. The replay will also be available as a podcast within 24 hours and can be accessed on our website and via iTunes.

Stanley Black & Decker, an S&P 500 company, is a diversified global provider of hand tools, power tools and related accessories, mechanical access solutions and electronic security solutions, healthcare solutions, engineered fastening systems, and more. Learn more at www.stanleyblackanddecker.com.

Contact: Greg Waybright
Vice President, Investor & Government Relations
greg.waybright@sbdinc.com
(860) 827-3833

Exhibit 99.1

These results reflect the Company’s continuing operations. In 4Q’14, the Company classified the results of the Security segment’s Spain and Italy operations as held for sale based on management’s intention to sell these operations. The operating results of Security Spain and Italy have been reported as discontinued operations for 1Q’15 and 1Q’14. In 3Q’13, the Company classified two small businesses within the Security and Industrial segments as held for sale based on management's intention to sell these businesses; these businesses were sold during 2014. The operating results of these businesses have been reported as discontinued operations for 1Q’14. Total sales reported as discontinued operations were $17.9 million and $31.4 million for 1Q’15 and 1Q’14, respectively.

In the first quarter of 2015, the Company combined the Construction & Do-It-Yourself ("CDIY") business with certain complementary elements of the Industrial and Automotive Repair ("IAR") and Healthcare businesses (formerly part of the Industrial and Security segments, respectively) to form one Tools & Storage business. As a result of this change, the legacy CDIY segment was renamed Tools & Storage. The Company recast segment net sales and profit for 1Q’14 to align with this change in organizational structure. There is no impact to the consolidated financial statements of the Company as a result of this change.

Organic sales growth is defined as total sales growth less the sales of companies acquired in the past twelve months and any foreign currency impacts. Operating margin is defined as sales less cost of sales and selling, general and administrative expenses.  Management uses operating margin and its percentage of net sales as key measures to assess the performance of the Company as a whole, as well as the related measures at the segment level. Free cash flow is defined as cash flow from operations less capital and software expenditures. Management considers free cash flow an important indicator of its liquidity, as well as its ability to fund future growth and to provide a return to the shareowners. Free cash flow does not include deductions for mandatory debt service, other borrowing activity, discretionary dividends on the Company’s common stock and business acquisitions, among other items. Normalized free cash flow, as reconciled from the associated GAAP measures on page 10 for 1Q’15 and 1Q’14 is considered a meaningful pro forma metric to aid the understanding of the Company’s cash flow performance aside from the material impact of M&A-related payments and charges.

Exhibit 99.1

CAUTIONARY STATEMENTS
Under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are not historical, including but not limited to those regarding the Company’s ability to: (i) achieve full year 2015 EPS of $5.65 - $5.85 on a GAAP basis (including $50 million or $0.25 EPS in restructuring charges); (ii) generate free cash flow of at least $1.0 billion for 2015 ; and (iii) continue to show both top and bottom line improvement within Security during 2015; (collectively, the “Results”); are “forward looking statements” and subject to risk and uncertainty.

The Company’s ability to deliver the Results as described above is based on current expectations and involves inherent risks and uncertainties, including factors listed below and other factors that could delay, divert, or change any of them, and could cause actual outcomes and results to differ materially from current expectations. In addition to the risks, uncertainties and other factors discussed in this press release, the risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied in the forward looking statements include, without limitation, those set forth under Item 1A Risk Factors of the Company’s Annual Report on Form 10-K and any material changes thereto set forth in any subsequent Quarterly Reports on Form 10-Q, or those contained in the Company’s other filings with the Securities and Exchange Commission, and those set forth below.

The Company’s ability to deliver the Results is dependent, or based, upon: (i) the Company’s ability to capitalize on operational improvements in both Security Europe and North America as well as execute on its divestiture of Security’s operations in Spain and Italy; (ii) the Company’s ability to invest in its business strategically and focus on operational excellence to deliver organic growth of approximately 5% during 2015; (iii) the Company’s ability to successfully execute upon cost actions within Security and other businesses and to benefit from pricing and commodity deflation; (iv) the Company’s ability to sufficiently lower its average share count in 2015; (v) foreign exchange headwinds being approximately $200-220 million in 2015; (vi) the Company’s ability to achieve a tax rate relatively consistent with the 2014 tax rate; (vii); the Company’s ability to limit one-time restructuring charges to approximately $50 million in 2015; (viii) successful integration of acquisitions completed during the year, as well as integration of existing businesses and formation of new business platforms; (ix) the continued acceptance of technologies used in the Company’s products and services; (x) the Company’s ability to manage existing Sonitrol franchisee and Mac Tools relationships; (xi) the Company’s ability to minimize costs associated with any sale or discontinuance of a business or product line, including any severance, restructuring, legal or other costs; (xii) the proceeds realized with respect to any business or product line disposals; (xiii) the extent of any asset impairments with respect to any businesses or product lines that are sold or discontinued; (xiv) the success of the Company’s efforts to manage freight costs, steel and other commodity costs as well as capital expenditures; (xv) the Company’s ability to sustain or increase prices in order to, among other things, offset or mitigate the impact of steel, freight, energy, non-ferrous commodity and other commodity costs and any inflation increases and/or currency impacts; (xvi) the Company’s ability to generate free cash flow and maintain a strong debt to capital ratio; (xvii) the Company’s ability to identify and effectively execute productivity improvements and cost reductions, while minimizing any associated restructuring charges; (xviii) the Company’s ability to obtain favorable settlement of tax audits; (xix) the ability of the Company to generate earnings sufficient to realize future income tax benefits during periods when temporary differences become deductible; (xx) the continued ability of the Company to access credit markets under satisfactory terms; (xxi) the Company’s ability to negotiate satisfactory price and payment terms under which the Company buys and sells goods, services, materials and products; (xxii) the Company’s ability to successfully develop, market and achieve sales from new products and services; and (xxiii) the availability of cash to repurchase shares when conditions are right.

The Company’s ability to deliver the Results is also dependent upon: (i) the success of the Company’s marketing and sales efforts, including the ability to develop and market new and innovative products at the right price points in both existing and new markets; (ii) the ability of the Company to maintain or improve production rates in the Company’s manufacturing facilities, respond to significant changes in product demand and fulfill demand for new and existing products; (iii) the Company’s ability to continue improvements in working capital through effective management of accounts receivable and inventory levels; (iv) the ability to continue successfully managing and defending claims and litigation; (v) the success of the Company’s efforts to mitigate any adverse earnings impact resulting from increases generated by, for example, increases in the cost of energy or significant Euro, Canadian Dollar, Chinese Renminbi or other currency fluctuations; (vi) the geographic distribution of the Company’s earnings; (vii) the commitment to and success of the Stanley Fulfillment System; and (viii) successful implementation with expected results of cost reduction programs.

The Company’s ability to achieve the Results will also be affected by external factors. These external factors include: challenging global geopolitical and macroeconomic environment; the economic environment of emerging markets, particularly Latin America, Russia and Turkey; pricing pressure and other changes within competitive markets; the continued consolidation of customers particularly in consumer channels; inventory management pressures on the Company’s customers; the impact the tightened credit markets may have on the Company or its customers or suppliers; the extent to which the Company has to write off accounts receivable or assets or experiences supply chain disruptions in connection with bankruptcy filings by customers or suppliers; increasing competition; changes in laws, regulations and policies that affect the Company, including, but not limited to trade, monetary, tax and fiscal policies and laws; the timing and extent of any inflation or deflation; the impact of poor weather conditions on sales; currency exchange fluctuations; the impact of dollar/foreign currency exchange and interest rates on the competitiveness of products and the Company’s debt program; the strength of the U.S. and European economies; the extent to which world-wide markets associated with homebuilding and remodeling stabilize and rebound; the impact of events that cause or may cause disruption in the Company’s supply, manufacturing, distribution and sales networks such as war, terrorist activities, and political unrest; and recessionary or expansive trends in the economies of the world in which the Company operates. The Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date hereof.